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                                                                    EXHIBIT 99.1


FOR IMMEDIATE RELEASE                          CONTACT:

                                               Jenny Haynes
                                               Vice President Investor Relations
                                               (214) 245-3164


             ODYSSEY HEALTHCARE REPORTS SECOND QUARTER 2003 RESULTS

             Quarterly Net Income Increases 60%, Guidance Increased


         DALLAS, TEXAS (Aug. 4, 2003)--Odyssey HealthCare, Inc. (NASDAQ: ODSY), one of the largest providers of hospice care in the United States, today announced financial results for the second quarter and the six months ended June 30, 2003.

         Net patient service revenue for the 2003 second quarter grew 39 percent to $64.9 million, compared to $46.6 million for the second quarter of 2002. Net income for the quarter was $7.6 million, a 60 percent increase over the $4.7 million for the corresponding quarter in 2002. Earnings per diluted share restated for the 50 percent stock dividend for stockholders of record at the close of business July 28, 2003, to be distributed on Aug. 12, 2003, were $0.20 ($0.31 on a pre-split basis), an increase of 54 percent over the $0.13 ($0.19 pre-split) for the year-ago quarter. (Per share information for 2002 also has been restated to reflect the company's 50 percent stock dividend on Feb. 21, 2003.)

         The company's effective income tax rate for the second quarter of 2003 was approximately 39 percent, compared to approximately 38 percent for the second quarter of 2002.

         Net cash provided by operations for the 2003 second quarter was $15.1 million.

         The average daily census for the quarter was 5,758 patients, an increase of 34 percent over the 4,289 patients for the second quarter of 2002. Days of care for the quarter increased 34 percent to 523,967, compared to 390,314 for the same quarter last year. The average daily census for the month of June 2003 was 5,867, a 33 percent increase over the June 2002 average daily census of 4,404.

         "We are very pleased with our continued strong financial performance," said Richard R. Burnham, chairman and chief executive officer. "More importantly, our existing programs continue to reach more patients and families, and we are creating additional platforms for growth by expanding our programs into new communities around the country."



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         Because of increased visibility into the remainder of the year, the company noted that it was increasing its guidance for net income growth in 2003 to 40 to 43 percent over 2002 results. The company had previously provided guidance of 35 to 40 percent net income growth in 2003 over 2002.

         For the six months ended June 30, 2003, net patient service revenue grew 44 percent to $125.0 million, compared to $86.8 million in the first half of last year. Net income for the six-month period was $14.8 million, a 69 percent increase over the $8.8 million for the corresponding period of 2002. Earnings per diluted share, restated for the 50 percent stock dividend for stockholders of record at the close of business July 28, 2003, to be distributed on Aug. 12, 2003, were $0.40 ($0.60 on a pre-split basis), a 67 percent increase over the $0.24 ($0.36 on a pre-split basis) for the year-ago period. (Per share information for 2002 also has been restated to reflect the company's 50 percent stock dividend on Feb. 21, 2003.)

         The company's effective income tax rate for the six-month period of 2003 was approximately 39 percent, compared to approximately 38 percent for the corresponding period of 2002.

         The average daily census for the six months was 5,561 patients, an increase of 39 percent over the 3,991 patients for the first half of 2002. Days of care for the six-month period increased 39 percent to 1,006,615, compared to 722,378 for the same period last year.

         Effective Aug. 1, 2003, the company acquired hospice programs in Brownsville, Texas, and Wilmington, Del. The acquisitions added a total of approximately 75 patients to the company's census. Terms of the transactions were not disclosed.

         During the second quarter, the company's programs in Portland, Ore., and Philadelphia, Pa., were certified by Medicare to begin billing patients.

         Odyssey HealthCare will host a conference call to discuss the quarter on Tuesday, Aug. 5, 2003, at 10 a. m. (EDT). The call will be broadcast live and can be accessed on the company's website at www.odsyhealth.com.

         Headquartered in Dallas, Tex., Odyssey HealthCare operates hospice programs in more than half the states in the country and is continuing to expand into new locations. In terms of both average daily patient census and number of locations, the company is one of the largest providers of hospice care in the country. Odyssey seeks to improve the quality of life of terminally ill patients and their families by providing care directed at managing pain and other discomforting symptoms and by addressing the psychosocial and spiritual needs of patients and their families.

         Certain statements contained in this press release are forward-looking statements within the meaning of the federal securities laws. Such forward-looking statements are based on


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current management expectations and are subject to known and unknown risks, uncertainties and assumptions which may cause the forward-looking events and circumstances discussed in this press release to differ materially from those anticipated or implied by the forward-looking statements. Such risks, uncertainties and assumptions include, but are not limited to, general market conditions and the disclosure contained under the heading "Some Risks Related to Our Business" in "Item 1. Business" of Odyssey's Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 27, 2003. Many of these factors are beyond the ability of the company to control or predict. Given these uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements, which reflect management's views only as of the date hereof. The company undertakes no obligation to revise or update any of the forward-looking statements or publicly announce any updates or revisions to any of the forward-looking statements contained herein to reflect any change in the company's expectations with regard thereto or any change in events, conditions, circumstances or assumptions underlying such statements.

                    ODYSSEY HEALTHCARE, INC. AND SUBSIDIARIES
                        CONSOLIDATED STATEMENTS OF INCOME
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                     Three months ended June 30,      Six months ended June 30,
                                                     ---------------------------     ---------------------------
                                                        2003            2002            2003             2002
                                                     -----------     -----------     -----------     -----------
                                                     (unaudited)     (unaudited)     (unaudited)     (unaudited)
Net patient service revenue                           $  64,896       $  46,636       $ 124,956       $  86,770
Operating expenses:
    Direct hospice care                                  31,985          22,649          61,295          41,955
    General and administrative                           19,112          15,454          36,720          29,022
    Provision for uncollectible accounts                    994             647           1,838           1,300
    Depreciation and amortization                           567             344           1,071             653
                                                      ---------       ---------       ---------       ---------
                                                         52,658          39,094         100,924          72,930
                                                      ---------       ---------       ---------       ---------
Income from operations                                   12,238           7,542          24,032          13,840
Other income (expense):
    Interest income                                         117             140             212             325
    Interest expense                                        (33)            (59)           (104)           (155)
                                                      ---------       ---------       ---------       ---------
                                                             84              81             108             170
                                                      ---------       ---------       ---------       ---------
                                                         12,322           7,623          24,140          14,010
Income before provision for income taxes
    Provision for income taxes                            4,755           2,891           9,365           5,254
                                                      ---------       ---------       ---------       ---------
Net income available to common stockholders           $   7,567       $   4,732       $  14,775       $   8,756
                                                      =========       =========       =========       =========

Net income per common share (pre-split):
    Basic net income per common share                 $    0.32       $    0.21       $    0.62       $    0.38
                                                      =========       =========       =========       =========
    Diluted net income per common share               $    0.31       $    0.19       $    0.60       $    0.36
                                                      =========       =========       =========       =========

Net income per common share (post-split):
    Basic net income per common share                 $    0.21       $    0.14       $    0.42       $    0.25
                                                      =========       =========       =========       =========
    Diluted net income per common share               $    0.20       $    0.13       $    0.40       $    0.24
                                                      =========       =========       =========       =========

Weighted average shares outstanding:
    Basic - pre-split(1)                                 23,762          23,159          23,689          23,079
    Basic - post-split(2)                                35,643          34,739          35,533          34,618
    Diluted - pre-split(1)                               24,796          24,543          24,648          24,421
    Diluted - post-split(2)                              37,194          36,815          36,972          36,631

(1) Per share information for 2002 has been restated to reflect the Company's 50 percent stock dividend on February 21, 2003.

(2) Per share information for 2002 and 2003 has been restated to reflect the Company's 50 percent stock dividend to be distributed on August 12, 2003 to stockholders of record at the close of business on July 28, 2003.


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                    ODYSSEY HEALTHCARE, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                      (IN THOUSANDS, EXCEPT SHARE AMOUNTS)

                                                                    JUNE 30,       DECEMBER 31,
                                                                      2003             2002
                                                                    ---------      ------------
                             ASSETS
Current assets:
  Cash and cash equivalents                                         $     534       $   7,732
  Short-term investments                                               43,579          25,898
  Accounts receivable from patient services, net of allowance for uncollectible accounts of $3,186 and $2,962 at
     June 30, 2003 and December 31, 2002, respectively                 40,261          35,652
  Deferred tax assets                                                     368           1,752
  Income taxes receivable
                                                                          986             667
  Other current assets
                                                                        3,209           2,172
                                                                    ---------       ---------
       Total current assets                                            88,937          73,873
Property and equipment, net                                             4,103           3,670
Debt issue costs, net and other                                             8              25
Goodwill, net                                                          50,252          46,527
Intangibles, net
                                                                        2,192           1,319
                                                                    ---------       ---------
       Total assets                                                 $ 145,492       $ 125,414
                                                                    =========       =========

              LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Accounts payable                                                  $   3,546       $   2,158
  Accrued compensation                                                  7,323           7,277
  Accrued nursing home costs                                            9,444           7,377
  Other accrued expenses                                                4,886           5,289
  Current maturities of long-term debt and
     capital lease obligations                                             18             274
                                                                    ---------       ---------
       Total current liabilities                                       25,217          22,375
                                                                        2,607           1,779
Deferred tax liability                                                     --             327
Other liabilities
Commitments and contingencies
Stockholders' equity:
     Common stock,
     Issued and outstanding shares - 35,881,230 and 35,067,136
        at June 30, 2003 and December 31, 2002, respectively               36              35
     Additional paid-in capital                                        80,934          79,191
     Deferred compensation                                               (510)           (726)
     Retained earnings                                                 37,208          22,433
                                                                    ---------       ---------
     Total stockholders' equity                                       117,668         100,933
                                                                    ---------       ---------
       Total liabilities and stockholders' equity                   $ 145,492       $ 125,414
                                                                    =========       =========


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                    ODYSSEY HEALTHCARE, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)


                                                                   Six months ended June 30,
                                                                   --------------------------
                                                                      2003           2002
                                                                   -----------    -----------
                                                                   (unaudited)    (unaudited)
Operating Activities
  Net income                                                        $ 14,775       $  8,756
  Adjustments to reconcile net income to net cash provided
     by operating activities:
     Depreciation and amortization                                     1,071            653
     Amortization of deferred charges and debt discount                   17             17
     Stock-based compensation                                            216            363
     Deferred tax expense                                              2,212           (306)
     Tax benefit realized for stock option exercises                      48            440
     Provision for uncollectible accounts                              1,838          1,300
     Changes in operating assets and liabilities, net of
       acquisitions:
       Accounts receivable                                            (6,774)        (4,031)
       Other current assets                                           (1,356)        (1,243)
       Accounts payable, accrued nursing home costs and
          other accrued expenses                                       3,098          1,338
                                                                    --------       --------
       Net cash provided by operating activities                      15,145          7,287

Investing Activities
   Cash paid for acquisitions                                         (4,753)       (11,080)
   Increase in short-term investments                                (17,681)        (5,791)
   Purchase of property and equipment                                 (1,349)        (1,091)
                                                                    --------       --------
      Net cash used in investing activities                          (23,783)       (17,962)
Financing Activities
   Proceeds from issuance of common stock                              1,696            155

   Proceeds from issuance of debt                                         --             15
   Payments on debt                                                     (256)        (1,716)
                                                                    --------       --------
      Net cash provided by (used in) financing
         activities                                                    1,440         (1,546)
                                                                    --------       --------
Net decrease in cash and cash equivalents                             (7,198)       (12,221)
Cash and cash equivalents, beginning of period                         7,732         20,072
                                                                    --------       --------
Cash and cash equivalents, end of period                            $    534       $  7,851
                                                                    ========       ========
Supplement Cash Flow Information
   Cash interest paid                                               $     89       $    227
   Income taxes paid                                                $  7,804       $  2,116

                                       END